Exhibit 23.4

Consent of Independent Auditor

We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement on
Form S-1 of our report dated March 14, 2025, relating to the consolidated financial statements of
Desert Environmental LLC and Subsidiaries as of and for the years ended December 31, 2024 and 2023, which is included in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

September 8, 2025